SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                   FORM 8-K/A

                                (Amendment No. 1)


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)                July 23, 1998
                                                -----------------------------


                          SUNBURST ACQUISITIONS I, INC.
               (Exact name of registrant as specified in charter)

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


                   Colorado                                000-22661                         84-1383124
(State or other jurisdiction of Incorporation)     (Commission File Number)       (IRS Employer Identification No.)
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                  4807 South Zang Way, Morrison, Colorado 80465
                  ---------------------------------------------
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code:        (303) 979-2404
                                                   ---------------------------



                  --------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Material Information
         --------------------------

         On May 19, 1998, Sunburst Acquisitions I, Inc., a Colorado corporation ("Sunburst"), entered into a conditional agreement to acquire all of the issued and outstanding capital stock of Invu PLC, a company incorporated under English law ("Invu"), in exchange for shares (the "Share Exchange") of common stock, no par value, of Sunburst (the "Common Stock"), pursuant to a Share Exchange Agreement (the "Agreement") by and between Sunburst and Montague Limited, an Isle of Man company ("Montague"). The Agreement provided that upon satisfaction of certain conditions, including, but not limited to, the raising of an aggregate net amount of at least $4,400,000 (the "Offering Capital") in a private offering pursuant to Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), Montague and Halcyon Enterprises Plc, a company organized under English law ("Halcyon" and together with Montague, collectively, the "Invu Shareholders") will receive in the aggregate approximately 44,347,500 shares of Common Stock of Sunburst in exchange for all of the issued and outstanding share capital of Invu. The Agreement further provides that, upon satisfaction of certain conditions, on the Closing Date, Sunburst will issue (i) shares of Common Stock to certain third-party investors (collectively, the "Investment Shareholders") in exchange for the Offering Capital, and (ii) such number of shares of Common Stock to its consultant (the "Consultant") for introducing Invu to Sunburst equal to 5% of the total number of issued and outstanding shares of Common Stock after the Share Exchange and after taking into account the shares to be issued to the Investment Shareholders. This and certain other information concerning the Share Exchange and Invu were disclosed in a Form 8-K, which was filed with the Securities and Exchange Commission on June 8, 1998. The Agreement is an Exhibit to that Form 8-K.

         On July 23, 1998, Sunburst agreed with Montague to amend the Agreement (the "Amendment") to eliminate the condition relating to the raising of the Offering Capital. As a result, assuming consummation of the Share Exchange, (i) the Invu Shareholders will receive in the aggregate 26,506,552 shares of Common Stock of Sunburst in exchange for all of the issued and outstanding share capital of Invu, which shares will represent in the aggregate 87.75% of the issued and outstanding Common Stock of Sunburst, and (ii) the Consultant will receive in the aggregate 1,510,344 shares of Common Stock of Sunburst, which shares will represent 5.0%of the issued and outstanding Common Stock of Sunburst. The Amendment also provided that Invu would deposit $500,000 into an account maintained by INVU Services Limited, a company organized under English law, and a wholly-owned subsidiary of INVU, within four (4) days of the execution of the Amendment, and an additional $500,000 within fourteen (14) days after the consummation of the Share Exchange. These funds will provide future working capital for Sunburst. Subject to approval of the Board of Directors of Sunburst, compliance with applicable proxy rules of the Securities Exchange Act of 1934, as amended, and approval of the shareholders of Sunburst, Montague also agreed to vote in favor of a 2.4 to 1 reverse split of the Common Stock of Sunburst. In all other respects, the Agreement remains unchanged. The Amendment is an Exhibit to this Form 8-K/A.

         Subject to final approval of the Board of Directors of Sunburst, Sunburst plans to change its name to INVU, Inc. subsequent to the consummation of the Share Exchange.

         INVU

         General. Invu is a software development company incorporated on May 23, 1997 under the laws of the United Kingdom. The principal executive office of Invu and its subsidiaries is located at The Beren, Blisworth Hill Farm, Stoke Road, Blisworth, Northamptonshire NN7 3DB. Invu has two (2) wholly-owned subsidiaries, Invu Services Limited, a company incorporated under English law ("Invu Services"), and Invu International Holdings Limited, a company incorporated under English law ("Invu Holdings" and together with Invu and Invu Services, collectively, the "Invu Group"). The former is the sales, marketing and trading company and the latter holds the intellectual property rights to the INVU software.


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         Management.

         David Morgan - Mr. Morgan is 37 years old and graduated in 1982 from the University of Warwick with a Bachelor of Laws degree, with honors. From 1982 to 1986, he was assistant to the Director of the Industrial & Marine Division of Rolls Royce plc. From 1986 to 1991, he was Group Commercial Manager of Blackwood Hodge plc, a worldwide distributor of construction and earthmoving equipment. From 1991 to 1992, he was managing director of Hunsbury Computer Services Ltd, a systems integrator and subsidiary of Blackwood Hodge. From 1992 to 1995, he was Managing Director of the UK subsidiary of Network Imaging Inc., an international software and systems house. From 1995 to 1996, he was Managing Director of Orchid Ltd, a UK systems house. From 1996 to date, he has been the Chief Executive Officer of Invu.

         Martyn Doherty (Finance Director) - Mr. Doherty is 41 years old, a qualified chartered accountant and was a partner in a firm of accountants from 1981 to 1993. From 1993 to November 1997, Mr. Doherty was Managing Director of Car Group which was engaged in the distribution business. From November 1997 to present, Mr. Doherty served as a director and Chief Financial Officer of Invu.

         Paul O'Sullivan (Director of Development) - Mr. O'Sullivan is 29 years old and graduated from the University of Birmingham with a Bsc (Honors) degree in Computer Sciences. From September 1992 to January 1994 he was a software engineer with British Telecom, and from January 1994 to October 1995 was a senior systems analyst with Abbey National plc. From October 1995 to May 1996 he was a senior system developer with Orchid Limited. Between May 1996 and November 1997 Paul was a consultant to British Telecom, Royal Bank of Scotland and Pearl Assurance before joining Invu as Director of Development.

         Product.

         Invu's  business  is  to  develop  and  sell  software  for  electronic
management  of  many  types  of   information   and  documents  such  as  forms,
correspondence, literature, faxes and technical drawings

         Invu's software programs operate on networked PC and client server systems and allow documents of any size to be scanned onto computer memory and retrieved instantly. Invu plans to sell four variations of the software program "INVU," all concerned with the storage and retrieval of documents as follows:

         i.    INVU SOLO:  Entry level information and document management.

         ii.   INVU PRO Version 4.0: as SOLO but with certain advanced features.

         iii.  INVU PRO Network Edition - Multi User.

         iv.   INVU  WEBFAST:  Information  and   document  retrieval  over  the
               internet via a browser.

         INVU scans paper, creates, imports, manages and retrieves documents. Management believes that the product is simple to use, inexpensive and ready to launch.

         Major Contracts. The Invu Group has entered into (i) a Reseller Agreement, dated as of March 16, 1998, by and between Invu Services and Computer Associates Plc (the "Reseller Agreement"), and (ii) a Limited Manufacturing Agreement, dated as of March 25, 1998, by and between Invu Services and Centura. These contracts involve joint marketing, press releases, distribution and the use of combined technologies. Both Computer Associates Plc and Centura will be endorsing INVU by use of their own logotypes on INVU materials and shrink-wrap packaging containing the software. The product has been tested in three sites as


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well as being used in-house at Invu.  Invu plans to open an office in the United
States by the end of 1998 and to launch sale of its products to the public in the third quarter of 1998. On July 10, 1998, Invu and Computer Associates Plc executed a memorandum confirming certain agreements between Invu and Computer Associates Plc with respect to the bundling and marketing of Invu's products under the Reseller Agreement.

         Management believes that the market for document and information management is expanding significantly. Paper scanner sales are accelerating in the United States, and a key finding of AIIM International's (the Association for Information and Image Management) new industry report entitled "State of the Document Technologies Market, 1996-2002" is that the market is expected to grow from approximately $13.9 billion in 1998 to more than $33 billion by the year
2002. INVU, being fully integrated, addresses this market, at a price performance which management believes to be extremely competitive.

         Certain of the information contained in this Report on Form 8-K constitutes forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that involves certain risks and uncertainties. The actual results that are achieved may differ materially from any forward looking statements due to such risks and uncertainties. Although Sunburst believes that the expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Subsequent written and oral forward looking statements attributable to Sunburst or persons acting on its behalf are expressly qualified in their entirety by reference to such risks and uncertainties.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a)      Financial statements of business acquired.

                           Not applicable.

         (b)      Pro forma financial information.

                           Not applicable.

         (c)      Exhibits.

                  The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

                  *2.1 Share Exchange Agreement, dated as of May 19, 1998, by and among Sunburst Acquisitions I, Inc. and Montague Limited. (The Disclosure Schedules and Exhibits have been omitted pursuant to Regulation S-B 601(b)(2)).

                   2.2 First Amendment to Share Exchange Agreement, dated as of July 23, 1998, by and between Sunburst Acquisitions I, Inc. and Montague Limited.
                   -----------------
                   * Previously filed.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SUNBURST ACQUISITIONS I, INC.
                                  (Registrant)



Date:  August 3, 1998            By:    /s/ Jay Lutsky
                                        ----------------------------------------
                                        Jay Lutsky
                                        President



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                                INDEX TO EXHIBITS




   Exhibit No.                               Exhibit                        Page
   -----------                               -------                        ----

       *2.1        Share Exchange Agreement, dated as of May 19,
                   1998, by and between Sunburst Acquisitions I, Inc. and Montague Limited, which includes the Invu Disclosure Schedule, the Sunburst Disclosure Schedule and Exhibit 9(n) - Form of Release (the Disclosure Schedules and Exhibits have been omitted pursuant to Regulation S-B 601(b)(2) but will be furnished to the Securities and Exchange Commission upon request).

       2.2         First Amendment to Share Exchange Agreement,               7
                   dated as of July 23, 1998, by and between Sunburst Acquisitions I, Inc. and Montague Limited.

     ------------------------
         * Previously filed.


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